Exhibit 23.1












                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-58463) of Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02011, 333-21805, 333-21807, 333-21809,
333-26731, 333-46261, 33-3899, 33-34039 and 33-35283) of Chevron Corporation,
and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of Registration Statement on Form S-3 (No. 33-58838) of Chevron Canada Finance Limited and Chevron Corporation, and to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56373 and 33-56377) of Chevron Transport Corporation and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90907) of Caltex Petroleum Corporation of our report dated March 4, 1999 appearing on page FS-14 of this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

San Francisco, California
March 31, 1999


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